Item 9.01 (a)           Financial Statements of Business Acquired:

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.

Financial Statements
For the Period from July 28, 2009 (Inception) to December 31, 2009

(With Report of Independent Registered Public Accounting Firm Thereon)

ZYCPA COMPANY LIMITED

Certified Public Accountants

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and stockholders of
Shishi Xianghe Food Science and Technology Co., Ltd.

We have audited the accompanying balance sheet of Shishi Xianghe Food Science and Technology Co., Ltd. (“the Company”) as of December 31, 2009 and the related statements of operations and comprehensive income, cash flows and changes in owner’s equity for the period from July 28, 2009 (Inception) to December 31, 2009. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009, and the results of its operations and its cash flows for the period from July 28, 2009 (Inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ ZYCPA Company Limited

ZYCPA Company Limited
Certified Public Accountants

Hong Kong, China
March 16, 2010

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
BALANCE SHEET
AS OF DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

December 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$435,933
Accounts receivable, net	1,391,457
Inventories	10,871
Amount due from an owner	1,442,623

Total current assets	3,280,884

Non-current assets:
Property, plant and equipment, net	395
Intangible assets, net	8,596

TOTAL ASSETS	$3,289,875

LIABILITIES AND OWNER’S EQUITY
Current liabilities:
Accounts payable, trade	$402,982
Income tax payable	225,180
Accrued liabilities and other payable	240,808

Total current liabilities	868,970

Commitments and contingencies (see Note 14)

Owner’s equity:
Registered and paid-in capital	733,483
Accumulated other comprehensive loss	(1,670)
Statutory reserve	253,364
Retained earnings	1,435,728

Total owner’s equity	2,420,905

TOTAL LIABILITIES AND OWNER’S EQUITY	$3,289,875

See accompanying notes to financial statements.

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

Period from July 28, 2009 (Inception) to December 31, 2009

Revenue, net	$7,568,657

Cost of revenue	(4,530,736)

Gross profit	3,037,921

Operating expenses:
Depreciation and amortization	(418)
Sales and distribution	(632,290)
General and administrative	(83,770)

INCOME FROM OPERATIONS	2,321,443

Other income (expense):
Interest income	823
Interest expense	(70,010)

Income before income taxes	2,252,256

Income tax expense	(563,164)

NET INCOME	$1,689,092

Other comprehensive loss:
- Foreign currency translation loss	(1,670)

COMPREHENSIVE INCOME	$1,687,422

See accompanying notes to financial statements.

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

Period from July 28, 2009 (Inception) to December 31, 2009

Cash flows from operating activities:
Net income	$1,689,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	418
Allowance for doubtful accounts	6,992
Changes in operating assets and liabilities:
Accounts receivable	(1,398,449)
Inventories	(10,871)
Accounts payable, trade	402,982
Income tax payable	225,180
Accrued liabilities and other payable	240,589

Net cash provided by operating activities	1,155,933

Cash flows from investing activities:
Purchase of property, plant and equipment	(414)

Net cash used in investing activities	(414)

Cash flows from financing activities:
Capital contribution from an owner	733,483
Proceeds from short-term loan	26,399,695
Net repayments to the owner	(27,851,094)

Net cash used in financing activities	(717,916)

Effect of exchange rate changes in cash and cash equivalents	(1,670)

NET CHANGE IN CASH AND CASH EQUIVALENTS	435,933

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$435,933

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$337,984
Cash paid for interest	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Trademarks paid by a third party	$219
Algae-based drink know-how paid by the owner	$8,776

See accompanying notes to financial statements.

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
STATEMENT OF CHANGES IN OWNER’S EQUITY
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

	Registered and paid-in capital	Accumulated other comprehensive loss	Statutory reserve	Retained earnings	Total owner’s equity

Balance as of July 28, 2009 (Inception)	$43,979	$-	$-	$-	$43,979

Additional cash contribution	689,504	-	-	-	689,504
Net income for the period	-	-	-	1,689,092	1,689,092
Appropriation to statutory reserve	-	-	253,364	(253,364)	-
Foreign currency translation adjustment	-	(1,670)	-	-	(1,670)

Balance as of December 31, 2009	$733,483	$(1,670)	$253,364	$1,435,728	$2,420,905

See accompanying notes to financial statements.

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

1.	ORGANIZATION AND BUSINESS BACKGROUND

Shishi Xianghe Food Science and Technology Co., Ltd. (the “Company”) was incorporated as a limited liability company in the People’s Republic of China (the “PRC”) on July 28, 2009 with its principal place of business in Shishi City, Fujian Province, the PRC. Its registered and paid-in capital is approximately $733,483 (equivalent to Renminbi Yuan (“RMB”) 5,000,000).

The Company is primarily engaged in the sale and distribution of algae-based beverage products through its network in the PRC. All the Company’s customers were located in the PRC.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

●	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the period reported. Actual results could differ from these estimates.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2009, the allowance for doubtful accounts was $6,992.

●	Inventories

Inventories are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis, which consist of raw materials and packaging supplies. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

As of December 31, 2009, the Company did not record an allowance for obsolete inventories, nor have there been any write-offs.

●	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Depreciable life
Office equipment	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Depreciation expense for the period from July 28, 2009 (Inception) to December 31, 2009 is $19.

●	Intangible assets

Intangible assets include trademarks and algae-based drink know-how and are recorded at cost less accumulated amortization. The trademarks are to be amortized subject to the successful registration from the PRC Trademark Authority. The algae-based drink know-how is amortized over its estimated useful life of 11 years, on a straight-line basis.

●	Impairment of long-lived assets

In accordance with the Accounting Standards Codification (“ASC”) Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and intangible assets used and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment as of December 31, 2009.

●	Revenue recognition

In accordance with the ASC Topic 605, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured.

The Company derives the major revenues from the sale and distribution of algae-based beverage products. The Company recognizes its revenues net of value-added taxes (“VAT”) and sales allowance when the products are delivered to the customers, which occurs when the customer has taken title and has assumed the risks and rewards of ownership, prices are fixed or determinable and collectability is reasonably assured.

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

The Company experienced no product returns and has recorded no reserve for sales returns for the period from July 28, 2009 (Inception) to December 31, 2009.

●	Cost of revenue

Cost of revenue consists primarily of purchase cost of raw materials and packaging supplies, as well as sub-contracting fee of producing the algae-based beverage products (including direct labor and manufacturing overheads), which are directly attributable to the sale of algae-based beverage products.

●	Shipping and handling

Shipping and handling costs are expensed as incurred in accordance with the ASC Topic 605-45. Shipping and handling costs, associated with the distribution of algae-based beverage products to the customers, are recorded in sales and distribution expenses and are recognized when the related product is delivered to the customer. The Company incurred shipping and handling cost of $472,037 for the period from July 28, 2009 (Inception) to December 31, 2009.

●	Advertising expense

Advertising costs are expensed as incurred under ASC Topic 720-35, “Advertising Costs”. The Company incurred advertising cost of $129,864 for the period from July 28, 2009 (Inception) to December 31, 2009.

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

The Company adopts the ASC Topic 740, “Income Taxes” regarding accounting for uncertainty in income taxes prescribes the recognition threshold and measurement attributes for financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. In addition, the guidance requires the determination of whether the benefits of tax positions will be more likely than not sustained upon audit based upon the technical merits of the tax position. For tax positions that are determined to be more likely than not sustained upon audit, a company recognizes the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement in the financial statements. For tax positions that are not determined to be more likely than not sustained upon audit, a company does not recognize any portion of the benefit in the financial statements. The guidance provides for de-recognition, classification, penalties and interest, accounting in interim periods and disclosure.

For the period from July 28, 2009 (Inception) to December 31, 2009, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2009, the Company did not have any significant unrecognized uncertain tax positions.

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

The Company conducts major businesses in the PRC and is subject to tax in its own jurisdiction. As a result of its business activities, the Company files separate tax returns that are subject to examination by the foreign tax authorities.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollars ("US$"). The Company maintains its books and record in its local currency, Renminbi Yuan ("RMB"), which is a functional currency as being the primary currency of the economic environment in which the Company operates.

For financial reporting purposes, the Company’s financial statements which are prepared using the functional currency have been translated into US$. Assets and liabilities are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statement of owner’s equity.

Translation of amounts from RMB into US$1 has been made at the following exchange rates for the respective period:
Period from July 28, 2009 (Inception) to December 31, 2009
Period-end RMB: US$1 exchange rate	6.8372
Average RMB: US$1 exchange rate	6.8393

●	Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expense in the accompanying statement of operations as the related employee service is provided.

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the period from July 28, 2009 (Inception) to December 31, 2009, the Company operates in one reportable operating segment in the PRC.

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

●	Fair value measurement

ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10") establishes a new framework for measuring fair value and expands related disclosures. Broadly, ASC 820-10 framework requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. ASC 820-10 establishes a three-level valuation hierarchy based upon observable and non-observable inputs. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

For financial assets and liabilities, fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

●	Fair value of financial instruments

The carrying value of the Company’s financial instruments include cash and cash equivalents, accounts receivable, amount due from the owner, accounts payable, income tax payable, accrued liabilities and other payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

●	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In September 2009, Accounting Standards Codification (“ASC”) became the source of authoritative U.S. GAAP recognized by the Financial Accounting Standards Board (“FASB”) for nongovernmental entities, except for certain FASB Statements not yet incorporated into ASC. Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative U.S. GAAP for registrants. The discussion below includes the applicable ASC reference.

The Company adopted ASC Topic 810-10, “Consolidation” (formerly SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”) effective January 2, 2009. ASC Topic 810-10 changes the manner of presentation and related disclosures for the non-controlling interest in a subsidiary (formerly referred to as a minority interest) and for the deconsolidation of a subsidiary. The adoption of these sections did not have a material impact on the Company’s financial statements.

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

ASC Topic 815-10, “Derivatives and Hedging” (formerly SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”) was adopted by the Company effective January 2, 2009. The guidance under ASC Topic 815-10 changes the manner of presentation and related disclosures of the fair values of derivative instruments and their gains and losses.

In April 2009, the FASB issued an update to ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”) (formerly FASB Staff Position No. SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). The standard provides additional guidance on estimating fair value in accordance with ASC 820-10 when the volume and level of transaction activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability have significantly decreased and includes guidance on identifying circumstances that indicate if a transaction is not orderly. The Company adopted this pronouncement effective July 28, 2009 with no impact on its financial statements.

In April 2009, the FASB issued FSP SFAS No. 107-1, “Disclosures about Fair Value of Financial Instruments” (“ASC 825-10”). ASC 825-10 requires fair value of financial instruments disclosure for interim reporting periods of publicly traded companies as well as in annual financial statements. ASC 825-10 is effective for interim periods ending after June 15, 2009 and was adopted by the Company in the third quarter of 2009. There was no material impact to the Company’s financial statements as a result of the adoption of ASC 825-10.

The Company adopted, ASC Topic 855-10, “Subsequent Events” (formerly SFAS 165, “Subsequent Events”) effective July 28, 2009. This pronouncement changes the general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.

In June 2009, the FASB finalized SFAS No. 167, “Amending FASB interpretation No. 46(R)”, which was included in ASC Topic 810-10-05 “Variable Interest Entities”. The provisions of ASC Topic 810-10-05 amend the definition of the primary beneficiary of a variable interest entity and will require the Company to make an assessment each reporting period of its variable interests. The provisions of this pronouncement are effective January 1, 2010. The Company is evaluating the impact of the statement on its financial statements.

In July 2009, the FASB issued SFAS No. 168, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 168 codified all previously issued accounting pronouncements, eliminating the prior hierarchy of accounting literature, in a single source for authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. SFAS 168, now ASC Topic 105-10 “Generally Accepted Accounting Principles”, is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this pronouncement did not have an effect on the Company’s financial statements.

In August 2009, the FASB issued an update of ASC Topic 820, “Measuring Liabilities at Fair Value”. The new guidance provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using prescribed techniques. The Company adopted the new guidance in the third quarter of 2009 and it did not materially affect the Company’s financial position and results of operations.

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (a consensus of the FASB Emerging Issues Task Force)” which amends ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements.” ASU No. 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how to allocate consideration to each unit of accounting in the arrangement. This ASU replaces all references to fair value as the measurement criteria with the term selling price and establishes a hierarchy for determining the selling price of a deliverable. ASU No. 2009-13 also eliminates the use of the residual value method for determining the allocation of arrangement consideration. Additionally, ASU No. 2009-13 requires expanded disclosures. This ASU will become effective for us for revenue arrangements entered into or materially modified on or after April 1, 2011. Earlier application is permitted with required transition disclosures based on the period of adoption. The Company is currently evaluating the application date and the impact of this standard on its financial statements.

3.     ACCOUNTS RECEIVABLE

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required.

December 31, 2009

Accounts receivable, gross	$1,398,449
Less: allowance for doubtful accounts	(6,992)

Accounts receivable, net	$1,391,457

The Company provided $6,992 allowance for doubtful accounts for the period from July 28, 2009 (Inception) to December 31, 2009.

4.      INVENTORIES

Inventories consist of the following:

December 31, 2009

Raw materials	$8,557
Packaging supplies	2,314

$10,871

5.      AMOUNT DUE FROM THE OWNER

On November 27, 2009, the Company entered into a Credit or Share Purchase Option Agreement (the “Agreement”) among the Company’s owner, Mr. Qiu Shang Jing (“Mr. Qiu”) and Shishi Huabao Mingxiang Foods Co., Ltd. (“Mingxiang”), a wholly owned subsidiary of China Marine Food Group Limited. Pursuant to the Agreement, Mingxiang provided a short-term loan to the Company in the amount of approximately $26,400,000 (equivalent to RMB180,500,000) for working capital purposes, which carried interest at 5% per annum, monthly payable and matures on January 26, 2010. This loan was secured by all of the registered capital of the Company owned by Qiu.

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

In addition, the Agreement offered Mingxiang the option to acquire from Mr. Qiu 80% registered capital of the Company at a consideration of approximately $27,800,000 (equivalent to RMB190,000,000) in lieu of repayment of the loan to Mingxiang. Should Mingxiang elect to exercise the option, a written notice must be provided to the Company by Mingxiang, and the Company should transfer the $26,400,000 proceeds from the loan to Mr. Qiu. The remaining RMB9,500,000 (approximately $1,400,000) consideration shall be paid to Mr. Qiu by Mingxiang within 30 days after completion of the Company’s audit report.

On January 1, 2010, Mingxiang exercised the option and became an equity owner of the Company. Because of the temporary nature of this loan and its maturity upon conversion of short-term loan on a basis consistent with the repayment of proceeds to Mr. Qiu, the Company effectively netted it off from the amount due from Mr. Qiu. As of December 31, 2009, the amount due from Mr. Qiu was $1,442,623.

6.       INTANGIBLE ASSETS

Intangible assets consist of the following:

December 31, 2009

Trademarks	$219
Algae-based drink know-how	8,776
8,995
Less: accumulated amortization	(399)

Intangible assets, net	$8,596

Amortization expense for the period from July 28, 2009 (Inception) to December 31, 2009 is $399.

7.      ACCRUED LIABILITIES AND OTHER PAYABLE

Accrued liabilities and other payable consist of the following:

December 31, 2009

Value-added tax payable	$143,729
Accrued interest expense	70,032
Accrued advertising expense	14,626
Accrued payroll, benefit and other payable	12,421

$240,808

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

8.      OWNER’S EQUITY

At the date of inception on July 28, 2009, the registered capital of the Company was $43,979 (RMB300,000), which was fully paid-up by Mr. Qiu.

On October 8, 2009, the Company approved to increase its registered capital from $43,979 to $733,483 (equivalent to RMB5,000,000) by additional cash contribution.

As of December 31, 2009, the registered and paid-in capital totaled $733,483.

9.      INCOME TAXES

The Company generated substantially its net income in the PRC. The Company was subject to the Corporate Income Tax Law of the People’s Republic of China, at a unified income tax rate of 25%, with effect from January 1, 2008.

The reconciliation of income tax rate to the effective income tax rate for the period from July 28, 2009 (Inception) to December 31, 2009 is as follows:

Period from July 28, 2009 (Inception) to December 31, 2009

Income before income taxes	$2,252,256
Statutory income tax rate	25%
563,064
Non-deductible items	100

Income tax expense	$563,164

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There were no significant temporary differences as of December 31, 2009, no components of deferred tax assets and liabilities have been recognized.

10.     RELATED PARTY TRANSACTIONS

In January 2009, Mr. Qiu paid on behalf of the Company an amount of $8,776 (equivalent to RMB 60,000) to Yellow Sea Fisheries Research Institute (YSFRI), Chinese Academy of Fishery Sciences for the development of the algae-based drink know-how. The Company did not make any application for the patent during the period ended December 31, 2009. Li Xiaochuan is the researcher of YSFRI and independent director of the Company.

In April 2009, the director and sole owner of the Company, Mr. Qiu leased an office space under an operating lease with Shishi Huabao Jixiang Water Products Co., Ltd (“Jixiang”) for a term of 3 years with fixed monthly rental, expiring in April 2012. According to a release letter signed between Jixiang and the Company, the Company was released from paying any rental for the period from July 28, 2009 (Inception) to December 31, 2009. Management considered that the imputed rent charge is not significant.

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

In July 2009, the Company entered into a nomination agreement with Mingxiang where Mingxiang agreed to apply for both English and Chinese trademarks of the algae-based beverage products with the PRC Trademark Authority on behalf of the Company. At the same time, Mingxiang paid $219 (equivalent to RMB 1,500) as the trademark application fee on behalf of the Company.

11.    CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees in the PRC are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $5,854 for the period from July 28, 2009 (Inception) to December 31, 2009.

12.    STATUTORY RESERVE

Under the PRC Law, the Company is required to make appropriations to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the period from July 28, 2009 (Inception) to December 31, 2009, the Company made appropriations of $253,364 to the reserve, respectively, based on its net income under the PRC GAAP.

13.    CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)      Major customers

The following is a table summarizing the revenues from customers that individually represents greater than 10% of the total revenues for the period from July 28, 2009 (Inception) to December 31, 2009 and their outstanding balances as at period-end date.

	Period from July 28, 2009 (Inception) to December 31, 2009		December 31, 2009
Customers	Revenues	Percentage of revenues	Accounts receivable, gross

Customer A	$2,125,291	28%	$359,623
Customer B	2,042,296	27%	377,185
Customer C	1,951,737	26%	301,519
Customer D	1,449,333	19%	360,122

Total:	$7,568,657	100%	$1,398,449

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

(b)     Major vendors

The following is a table summarizing the purchases from vendors that individually represents greater than 10% of the total purchases for the period from July 28, 2009 (Inception) to December 31, 2009 and their outstanding balances as at period-end date.

	Period from July 28, 2009 (Inception) to December 31, 2009		December 31, 2009
Vendors	Purchases	Percentage of purchases	Accounts payable

Vendor A	$2,881,444	62%	$239,453
Vendor B	670,902	14%	49,508
Vendor C	665,921	14%	93,965

Total:	$4,218,267	90%	$382,926

(c)     Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(d)     Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e)      Economic and political risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

SHISHI XIANGHE FOOD SCIENCE AND TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 28, 2009 (INCEPTION) TO DECEMBER 31, 2009
(Currency expressed in United States Dollars (“US$”))

14.    COMMITMENTS AND CONTINGENCIES

The Company entered into a sub-contracting agreement (the “Sub-Contracting Agreement”) with Zhangzhou Baoxian Food and Beverage Company Limited (the “Contractor”) for a term of 3 years, expiring 30 July 2012. Pursuant to the Sub-Contracting Agreement, the Contractor provides the bottling and packaging services to the Company at a fixed fee per unit, in accordance with the Company’s specification and quality requirement. Sub-contracting fee becomes payable upon the receipt of the merchandizes ordered by the Company.

Costs incurred under this arrangement are recorded as cost of revenue and totaled $725,432 for the period from July 28, 2009 (Inception) to December 31, 2009.

15.    SUBSEQUENT EVENTS

On January 1, 2010, the Company received the notice of exercise from Mingxiang to execute its option to acquire equity interest representing 80% of the registered capital of the Company (the “Shares”). Mr. Qiu (“Seller”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Mingxiang.

The purchase price for the Shares was RMB190,000,000 (approximately $27,800,000), paid as follows:

(i)	RMB180,500,000 (approximately $26,400,000), which Xianghe owed to Mingxiang, was transferred to be the consideration for the purchase of the Shares of Xianghe which Mingxiang shall pay to Seller.

(ii)	RMB9,500,000 (approximately $1,400,000) shall be paid by Mingxiang to Seller within 30 days after completion of the audit report of Xianghe for the year ended December 31, 2009.

The Purchase Agreement granted Mingxiang a right of first refusal to purchase the 20% of the registered capital of Xianghe retained by Seller for a maximum price of RMB47,500,000 (approximately $7,000,000) if Seller intends to sell his shares. The Purchase Agreement also provides that if Xianghe has any funding requirement from the shareholders, Mingxiang and Seller shall provide the capital into Xianghe on a pro rata basis according to their respective shareholdings.

Mingxiang intends to integrate the algae-based beverage products of Xianghe into Mingxiang’s distribution network. Xianghe has an experienced management team and its management and other employees will continue to work at Xianghe after the acquisition.

Item 9.01 (b)          Pro Forma Financial Information

CHINA MARINE FOOD GROUP LIMITED Unaudited Pro forma Financial Information

CHINA MARINE FOOD GROUP LIMITED
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION
(Currency expressed in United States Dollars (“US$”))

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2009 and the unaudited pro forma condensed consolidated statement of operations are derived from the historical financial statements of the Company and Xianghe and have been prepared to give effect to the Company’s acquisition of Xianghe on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet is presented as if the acquisition had occurred as of the balance sheet date. The unaudited pro forma condensed consolidated statement of operations is presented as if the acquisition had occurred on January 1, 2009.

The acquisition has been accounted for under the purchase method of accounting which requires the total purchase price to be allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price of over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recognized as goodwill.

The following unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and do not purport to reflect the results the combined company may achieve in future periods or the historical results that would have been obtained. These unaudited pro forma condensed consolidated financial statements, including the notes hereto, should be read in conjunction with (i) the historical consolidated financial statements for the Company included in its Form 10-Q filed on November 12, 2009 and (ii) the historical financial statements of Xianghe included in the Company’s Form 8-K/A dated March 16, 2010.

CHINA MARINE FOOD GROUP LIMITED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2009
(Currency expressed in United States Dollars (“US$”))

	The Company	Xianghe	Pro forma adjustment		Pro forma consolidated
ASSETS
Current assets:
Cash and cash equivalents	$31,298,084	$481,028	(27,800,000	) A	$3,979,112
Accounts receivable, net	7,211,701	3,865,171			11,076,872
Inventories	14,082,458	623,691			14,706,149
Amount due from an owner	-	-			-
Prepaid expenses and other current assets	219,579	-			219,579

Total current assets	52,811,822	4,969,890			29,981,712

Non-current assets:
Goodwill	-	-	3,485,358	A	3,485,358
Property, plant and equipment, net	8,678,539	414			8,678,953
Intangible asset, net	-	8,795	23,479,787	A	23,488,582
Land use rights, net	619,409	-			619,409

TOTAL ASSETS	$62,109,770	$4,979,099			$66,254,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$4,138,879	$-			$4,138,879
Accounts payable, trade	904,874	1,663,984			2,568,858
Amount due to a stockholder/an owner	95,540	1,010,589			1,106,129
Income tax payable	446,153	333,232			779,385
Accrued liabilities and other payable	1,185,842	927,725			2,113,567

Total current liabilities	6,771,288	3,935,530			10,706,818

Stockholders’ equity:
Preferred stock	-	-			-
Common stock	23,045	43,979	(43,979	) B	23,045
Additional paid-in capital	16,752,926	-			16,752,926
Statutory reserve	4,883,700	149,862	(149,862	) B	4,883,700
Accumulated other comprehensive income	3,564,866	508	(508	) B	3,564,866
Retained earnings	30,113,945	849,220	(849,220	) B	30,113,945

Total stockholders’ equity	55,338,482	1,043,569			55,338,482

Non-controlling interest	-	-	208,714	B	208,714

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$62,109,770	$4,979,099			$66,254,014

CHINA MARINE FOOD GROUP LIMITED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
 (Currency expressed in United States Dollars (“US$”))

	The Company	Xianghe #1	Pro forma adjustments		Pro forma consolidated

Revenue, net	$44,696,859	$4,503,645			$49,200,504

Cost of revenue	(31,398,803)	(2,739,603)			(34,138,406)

Gross profit	13,298,056	1,764,042			15,062,098

Operating expenses:
Depreciation and amortization	(59,300)	(199)			(59,499)
Sales and distribution	(404,810)	(369,108)			(773,918)
General and administrative	(1,504,226)	(62,633)			(1,566,859)

Total operating expenses	(1,968,336)	(431,940)			(2,400,276)

Income from operations	11,329,720	1,332,102			12,661,822

Other income (expenses):
Subsidy income	236,756	-			236,756
Rental income	61,162	-			61,162
Interest income	190,680	7			190,687
Interest expense	(174,864)	-			(174,864)

Total other expenses	313,734	7			313,741

Income before income taxes	11,643,454	1,332,109			12,975,563

Income tax expense	(1,441,480)	(333,027)			(1,774,507)
Non-controlling interest	-	-	(199,816	) C	(199,816)

NET INCOME	$10,201,974	$999,082			$11,001,240

Per share information:
Net income per share
– Basic	$0.44	-		D	$0.48
– Diluted	$0.44	-		D	$0.48

Weighted average shares outstanding
– Basic	23,045,791	-			23,045,791
– Diluted	23,045,791	-			23,045,791

Notes:
#1         Representing with the operating result of Xianghe for the period from July 28, 2009 (Inception) to September 30, 2009.

#2         The pro forma condensed consolidated statement of operations for the year ended December 31, 2008 is not required as Xianghe was not in existence during 2008 fiscal year.

CHINA MARINE FOOD GROUP LIMITED
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
(Currency expressed in United States Dollars (“US$”))

NOTE 1	BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated balance sheet assumes that the purchase took place on January 1, 2009 and certain assets and liabilities of Xianghe were acquired and assumed by the Company. Such financial statement combines the historical consolidated balance sheet of the Company and Xianghe at September 30, 2009. The unaudited pro forma condensed consolidated statement of operations assume that the purchase took place on September 30, 2009, and combine the historical consolidated statement of operations of the Company and Xianghe for the nine months ended September 30, 2009.

There were no significant transactions on a combined basis between the acquired entity and the Company during the periods presented.

The following unaudited pro forma condensed consolidated financial information was prepared using the purchase method of accounting as required by Accounting Standards Codification Topic 805, “Business Combinations”. The purchase price has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Any differences between the fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill.

NOTE 2	PRO FORMA ADJUSTMENTS

These unaudited pro forma condensed consolidated financial statements reflect the following pro forma adjustments:

•	Adjustment (A)

The following table summarizes the historical value of the assets acquired and liabilities assumed at the date of acquisition. The allocation of the purchase price consideration is presented as below:

Acquired assets:
Cash and cash equivalents	$481,028
Accounts receivable, net	3,865,171
Inventories	623,691
Property, plant and equipment, net	414
Intangible assets, net	8,795

Total assets acquired	4,979,099

Less: liabilities assumed
Accounts payable, trade	1,663,984
Amount due to an owner	1,010,589
Income tax payable	333,232
Accrued liabilities and other payable	927,725

Total liabilities assumed	3,935,530

Less: non-controlling interest	208,714

Net assets acquired	834,855
Algae-based drink know-how *	23,479,787
Goodwill	3,485,358

Purchase price consideration	$27,800,000

CHINA MARINE FOOD GROUP LIMITED
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
(Currency expressed in United States Dollars (“US$”))

Pursuant to the Share Purchase Agreement (the “Agreement”), the aggregate purchase price is approximately $27,800,000 (equivalent to RMB190,000,000), in which approximately $26,400,000 is payable by Xianghe upon the conversion of its short-term loan and approximately $1,400,000 is payable by the Company’s subsidiary, Mingxiang.

Algae-based drink know-know is acquired at its fair value, based upon the independent valuation report.

•	Adjustment (B)

To reflect (1) the elimination of the stockholders' equity accounts of Xianghe, (2) the equity component of the purchase price, and (3) the purchase price allocation as reflected above in Adjustment (A).

•	Adjustment (C)

To record net income attributable to non-controlling interest.

•	Adjustment (D)

Pro forma basic income per common share is computed by dividing the pro forma net income applicable to common stockholders by the pro forma weighted average number of common shares assumed to be outstanding during the periods of computation. Pro forma diluted income per common share is computed using the pro forma weighted average number of common shares and, if dilutive, potential common shares outstanding during the periods. During the pro forma periods presented, there were no additional potentially dilutive common shares (that is, resulting from the purchase transaction) that were excluded from pro forma diluted income per common share because they were anti-dilutive.